UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 6, 2013


                              WESTERN GRAPHITE INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54665                   20-8055672
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

4100 W. Flamingo Road, Suite 2750, Las Vegas, NV                   89103
    (Address of principal executive offices)                     (Zip Code)

                                 (702) 922-2700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF  DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 6, 2013, Michael Noble resigned as president, chief executive officer, treasurer, chief financial officer, secretary and director of our company. Also on March 6, 2013, Christian Jean Prieur resigned as director of our company. Mr. Noble's and Mr. Prieur's resignations were not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with the resignations, our company appointed Seyit Kucuk as president, chief executive officer and director and appointed Lauren Notar as treasurer, chief financial officer, secretary and director to fill the ensuing vacancy, effective March 6, 2013.

SEYIT KUCUK

Mr. Kucuk is a mining and graphite specialist who resided in Germany for 32 years before taking an interest in Canadian and Turkish graphite properties. He is fluent in German, English and Turkish.

From January 2004 to February 2013, Mr. Kucuk was employed at Deutsche Rohstoff AG and was entitled to act on behalf of Deutsche Rohstoff AG of Heidelberg, Germany, to mainly identify offers for chrome, manganese and other ores and concentrates internationally. His position was head mine prospector and advisor to the company for its Turkish operations. Mr. Kucuk resigned from Deutsche Rohstoff AG to join our company.

In July 1991, Mr. Kucuk earned a Bachelor of Science degree from Metal Technical University, in Montabaur City, Germany.

LAUREN NOTAR

From March 2004 to June 2006, Ms Notar was an Investment Executive at Canaccord Capital Corp. in Vancouver British Columbia, Canada. Her duties and responsibilities included to procuring potential wealth management clientele and raising capital for various public companies.

From June 2007 to February 2008, Ms Notar was employed at Ryland Oil and Gas, an oil and gas exploration company in Vancouver, British Columbia, Canada, wherein she was responsible for the company's investor relations activities.

From April 2008 to August 2009, Ms Notar was self employed and was contracted out by Dolphin Enterprises, a mortgage software company and by Peach Facial Products, a start-up health products company, wherein she helped to construct marketing and sales programs to ensure financial growth and success for these companies.

From September 2009 to February 2013, Ms Notar was the president at Source Gold Corp., a gold mining exploration company. As president, her duties were to manage the company's day-to-day operations and all SEC regulations. Ms Notar resigned from Source Gold Corp. to join our company.

Ms Notar majored in Education at the York University in Ontario, in 2000 and studied at Niagara College in the field of business management, in 1997.

Our board of directors now consists of Seyit Kucuk and Lauren Notar. There are no family relationships among our directors or executive officers.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related persons had or will have a direct or indirect material interest.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GRAPHITE INC.


/s/ Seyit Kucuk
---------------------------------------------
Seyit Kuck
President and Director

Date: March 22, 2013

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